January 24, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Communicate.com Inc.,
Commission File No. 000-29929

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated January 24, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Dale Matheson Carr-Hilton LaBonte LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
January 24, 2008